Exhibit 3.56

ARTICLES OF INCORPORATION

OF

PROWLER INDUSTRIES OF MARYLAND, INC.

approved and received for record by the State Department of Assessments and Taxation of Maryland July 10, 1969 at 2:45 o’clock P. M. as in conformity with law and ordered recorded.

A 11470

Recorded in Lib7744 folio 532 one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

Bonus tax paid $20.00 Recording fee paid $17.00

To the clerk of the Superior Court of Baltimore city

IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

AS WITNESS my hand and seal of the said Department at Baltimore.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 7 page document on file in this office. DATED: 4-15-04

ARTICLES OF INCORPORATION

OF

PROWLER INDUSTRIES OF MARYLAND, INC.

* * * * *

FIRST:     WE, THE UNDERSIGNED, William T. Cahill whose post-office address is 510 South Spring Street, Los Angeles, California, Gerald R. Smith whose post-office address is 510 South Spring Street, Los Angeles, California and Richard B. Campbell whose post-office address is 510 South Spring Street, Los Angeles, California, each being atleast twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

SECOND:                    The name of the corporation is PROWLER INDUSTRIES OF MARYLAND, INC.

THIRD:    The purposes for which the corporation is formed are:

To design, manufacture, assemble, fabricate, produce, purchase, import, receive, lease as lessee, or otherwise own, hold, store, use, repair, service, maintain, mortgage, pledge, or otherwise encumber, sell, assign, lease as lessor, distribute, export and generally trade and deal in and with at wholesale or retail as principal agent or otherwise, mobile homes, travel trailers, and allied products.

To import, export, manufacture, produce, buy, sell and otherwise deal in and with, goods, wares and merchandise of every class and description.

To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the corporation.

To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trade-marks, trade names, rights, processes, formulas, and the like, which may seem capable of being used for any of the purposes of the corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

To acquire by purchase, subscription or in any other manner, take, receive, hold, use, employ, sell, assign, transfer, exchange, pledge, mortgage, lease, dispose of and otherwise deal in and with, any shares of stock, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments evidencing rights or options to receive, purchase or subscribe for the same or representing any other rights or interests therein or in any property or assets, issued or created by any persons, firms, associations, corporations, syndicates, or by any governments or subdivisions thereof; and to possess and exercise in respect thereof any and all the rights, powers and privileges of individual holders.

To aid in any manner any person, firm, association, corporation or syndicate, of which any shares, bonds, debentures, notes, mortgages or other obligations, or any certificates, receipts, warrants or other instruments evidencing rights or options to receive, purchase or subscribe for the same, or representing any other rights or interests therein, are held by or for this corporation, or in the welfare of which this corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve and enhance the value of any such property or interest, or any other property of this corporation.

To guarantee the payment of dividends upon any shares of stock or shares in, or the performance of any contract by; any other corporation or association in which this corporation has an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes or other evidences of indebtedness created or issued by any such other corporation or association.

To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise,

either alone or through or in conjunction with any person, firm, association or corporation, and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes.

To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any or its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these articles of incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

The corporation shall be authorized to exercise and enjoy all or the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

FOURTH:      The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, First National Bank Building, Light and Redwood Streets, Baltimore, Maryland. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is First National Bank Building, Light and Redwood Streets, Baltimore, Maryland.

FIFTH:     The total number of shares of stock which the corporation shall have authority to issue is two hundred and fifty (250) shares, all of one class, of the par value of One Hundred Dollars ($100.00) each and of the aggregate par value of Twenty Five Thousand Dollars ($25,000.00).

SIXTH:     The number of directors of the corporation shall be four (4), which number may be increased or decreased pursuant to the by-laws of the corporation and shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

John C. Crean, Dale T. Skinner, William W. Weide, and Donna S. Crean.

SEVENTH:     The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

The board of director of the corporation is hereby empowered to authorize the issuance from time to time of shares of the stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

Each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with ??espect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

The corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law.

EIGHTH:        The duration of the corporation shall be perpetual.

IN WITNESS WHEREOF, we have signed these articles of incorporation on July 2, 1969, and severally acknowledge same to be our act.

/s/ William T. Cahill
William T. Cahill

/s/ Gerald R. Smith
WITNESS:	Gerald R. Smith

/s/ Glenn S. Brown	/s/ Richard B. Campbell
Glenn S. Brown	Richard B. Campbell